Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Roger Kuebel 401-608-8945 rkuebel@kvh.com
KVH Industries Reports Fourth Quarter and Full Year 2023 Results

MIDDLETOWN, RI, March 15, 2024 — KVH Industries, Inc., (Nasdaq: KVHI), reported financial results for the quarter and full year ended December 31, 2023 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Fourth Quarter 2023 Highlights

•Total revenues from continuing operations decreased by 13% in the fourth quarter of 2023 to $31.5 million from $36.0 million in the fourth quarter of 2022.

•VSAT airtime revenue decreased by $1.0 million, to $25.9 million, or 4% in the fourth quarter of 2023 compared to the fourth quarter of 2022.

•We recorded a $5.2 million inventory write-down and a $3.6 million charge for excess purchase order obligations related to reduced demand for our hardware products, which has led to the staged wind-down of our manufacturing activities in our facility in Middletown, Rhode Island in the first half of 2024.

•Net loss from continuing operations in the fourth quarter of 2023 was $12.2 million, or $0.63 per share, compared to a net income of $0.8 million, or $0.04 per share, in the fourth quarter of 2022.

•Non-GAAP adjusted EBITDA from continuing operations was $2.3 million in the fourth quarter of 2023, compared to $4.5 million in the fourth quarter of 2022.

Commenting on the company’s fourth quarter results, Brent Bruun, KVH’s Chief Executive Officer, said, “We achieved significant milestones in our core mobile connectivity business in 2023 with new agreements with OneWeb and Kognitive Networks, as well as our reseller agreement with Starlink. Our annual airtime revenue was up 4% to $107 million year-over-year, and with year-end subscriber levels even with year-end 2022. Changes in the market impacted our VSAT and satellite TV terminal sales, which have been an essential element of our offering, but are no longer contributing towards achievement of our profitability goals. As a result, our airtime revenue growth was offset by a decline in hardware sales. In response, we've taken a major step in our transition from a capital-intensive, hardware-focused business to a more nimble, integrated solution-oriented organization through our recently announced reorganization and wind-down of our manufacturing operations. While we believe these actions will generate significant savings as we go forward, our industry is in transition, with unprecedented change, competition, and uncertainty. As we factor all of that into our view for 2024. we anticipate that revenue will be in the range of $125 million to $135 million, and adjusted EBITDA in the range of $11 million to $17 million.”

Financial Highlights - From Continuing Operations (in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP Results
Revenue	$31.5	$36.0	$132.4	$138.8
(Loss) income from operations	$(12.2)	$0.8	$(17.3)	$(5.7)
Net (loss) income	$(12.2)	$0.8	$(15.4)	$(4.0)
Net (loss) income per share	$(0.63)	$0.04	$(0.81)	$(0.21)

Non-GAAP Adjusted EBITDA	$2.3	$4.5	$14.3	$13.2
Results from continuing operations exclude prior year amounts associated with the divested inertial navigation segment. Inertial navigation is treated as discontinued operations. For more information regarding our non-GAAP adjusted EBITDA, see the tables at the end of this release.
Fourth Quarter Financial Summary
Revenue was $31.5 million for the fourth quarter of 2023, a decrease of 13% compared to $36.0 million in the fourth quarter of 2022.
Service revenues for the fourth quarter of 2023 were $27.7 million, a decrease of 4%. The decrease in service sales was primarily due to a $1.0 million decrease in our VSAT service sales, which we attribute primarily to increased competition, particularly from low earth orbit satellite service providers.
Product revenues for the fourth quarter of 2023 were $3.7 million, a decrease of 48% from the fourth quarter of 2022. The decrease in product sales was primarily due to a $2.3 million decrease in TracVision product sales and a $1.4 million decrease in VSAT broadband product sales, partially offset by a $0.8 million increase in Starlink product sales.
Our operating expenses increased $1.1 million to $13.0 million for the fourth quarter of 2023 compared to $12.0 million for the fourth quarter of 2022. This increase was primarily due to a $2.1 million increase in disposal of discontinued projects, a $0.8 million reduction in reimbursement from a transition services agreement, a $0.5 million increase in the provision for credit losses, and a $0.3 million increase in expensed materials. These items were partially offset by a $2.2 million decrease in salaries, benefits and taxes, a $0.4 million decrease in professional fees, and a $0.3 million decrease in external commissions.

Full Year Financial Summary

Revenue was $132.4 million for the year ended December 31, 2023, a decrease of 5% compared to $138.8 million for the year ended December 31, 2022.

Service revenues for the year ended December 31, 2023, were $114.6 million, an increase of 2% compared to the year ended December 31, 2022. The increase in service sales was primarily due to a $3.9 million increase in our VSAT broadband service sales, partially offset by a $1.0 million decrease in our content service sales, primarily driven by the sale of a subsidiary in April 2022.

Product revenues for the year ended December 31, 2023, were $17.8 million, a decrease of 34% compared to the year ended December 31, 2022. The decrease in product sales was primarily driven by a $6.2 million decrease in TracVision product sales and a $4.2 million decrease in VSAT broadband product sales, partially offset by a $1.7 million increase in Starlink product sales.

Our operating expenses decreased $3.0 million to $55.2 million in the year ended December 31, 2023, compared to $58.2 million in the year ended December 31, 2022. This decrease in operating expenses was primarily due to a $9.4 million decrease in salaries, benefits and taxes (which includes consideration of prior period costs associated with the March 2022 reduction in workforce and expenses related to the separation and retirement of the former Chief Executive Officer), a $0.7 million decrease in external commission expense, a $0.6 million decrease in recruiting and relocation expense, a $0.6 million decrease in depreciation and amortization expense, and a $0.3 million decrease in bank fees. These items were partially offset by the impairment charges for our Mobile Broadband reporting unit and our KVH Media Group reporting unit of $6.0 million, a $2.1 million charge for the discontinuation of a project for implementing a new manufacturing-centric accounting system, a $0.4 million increase in facilities expense, a $0.3 million increase in travel expense, and a $0.2 million reduction in reimbursements made by EMCORE for expenses incurred under the transition service agreement relating to the sale of the inertial navigation business in 2022. Excluding the $6.0 million impairment charge, the decrease in operating expenses would have been $9.0 million instead of $3.0 million for 2023 versus 2022.

Other Recent Announcements

•March 11, 2024 – KVH Introduces CommBox Edge Advanced Maritime Network Optimization and Management
•February 13, 2024 – KVH Announces Transformative Initiatives
•January 9, 2024 – KVH Expands Multi-orbit Hybrid Network with Eutelsat OneWeb High-speed, Low-latency Service
•November 20, 2023 – Fleets Facing Need to Improve Crew Morale and Wellbeing Turn to KVH for Content Services
•November 15, 2023 – KVH Crew Wellbeing Solutions Honored with 2023 CAREER4SEA Europort Award

Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP adjusted EBITDA include the following: non-GAAP adjusted EBITDA represents net income (loss) from continuing operations before, as applicable, interest income, net, income tax expense (benefit), depreciation, amortization, stock-based compensation expense, goodwill impairment charge, long-lived assets impairment charge, charges for disposal of a discontinued project, loss on an unfavorable future contract, employee termination and other variable costs, executive separation costs, transaction-related and other variable legal and advisory fees, irregular inventory write-down, excess purchase order obligations, gains and losses on sale of subsidiaries, and foreign exchange transaction gains and losses.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc. is a global leader in mobile connectivity and maritime VSAT delivered via the KVH ONE network. The company, founded in 1982, is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and more than a dozen offices around the globe. KVH provides connectivity solutions for commercial maritime, leisure marine, military/government, and land mobile applications on vessels and vehicles, including the TracNet, TracPhone, and TracVision product lines, the KVH ONE OpenNet Program for non-KVH antennas, AgilePlans Connectivity as a Service (CaaS), and the KVH Link crew wellbeing content service.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding projected financial results, the anticipated benefits of our new initiatives, anticipated cost savings, our investment plans, our development goals, and the potential impact of our future initiatives on revenue, competitive positioning, profitability, and orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: increased competition, particularly from lower-cost providers and low earth orbit satellite systems, especially in the global leisure market; unanticipated obstacles to implementation of our manufacturing wind-down, unanticipated costs and expenses arising from the wind-down, unanticipated effects of the wind-down on our ongoing business; the risks associated with increased customer reliance on third-party hardware; the lack of future product differentiation, new service offerings from hardware providers, potential customer delays in selecting our services; the uncertain impact of continuing industry consolidation; the risk that our new OpenNet program will lead to further reductions in sales of our satellite products; the risk that our reseller arrangement with Starlink will not provide material benefits; uncertainty regarding customer responses to new product and service introductions; challenges and potential additional expenses in retaining our employees, particularly in the current competitive labor market characterized by rising wages; uncertainties created by our new business strategy, which may impact customer recruitment and retention; the uncertain impact of ongoing disruptions in our supply chain and associated increases in our costs; the uncertain impact of inflation, particularly with respect to fuel costs, and fears of recession; the uncertain impact of the wars in Ukraine and the Middle East; unanticipated changes or disruptions in our markets; technological breakthroughs by competitors; changes in customer priorities or preferences; potential customer terminations; unanticipated liabilities; the potential that competitors will design around or invalidate our intellectual property rights; a history of losses; continued fluctuations in quarterly results; the uncertain impact of federal budget deficits, Congressional deadlock and the federal debt ceiling; the uncertain impact of changes in trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; unanticipated obstacles in our product and service development, cost engineering and manufacturing efforts; adverse impacts of currency fluctuations; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the risk that declining sales of the TracNet H-series and TracPhone V-HTS series products and related services will reduce airtime gross margins; the risk that reduced product sales will continue to erode product gross margins and lead to increased losses; the need for, or delays in, qualification of products to customer or regulatory standards; potential declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracNet H-series and TracPhone V-HTS series; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2023. Copies are available through our Investor Relations department and website, investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, KVH ONE, TracPhone, TracVision, AgilePlans, CommBox, and TracNet. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Sales:
Product	$3,716	$7,148	$17,757	$26,842
Service	27,739	28,843	114,622	111,908
Net sales	31,455	35,991	132,379	138,750
Costs and expenses:
Costs of product sales	13,107	7,657	29,149	25,158
Costs of service sales	17,514	15,589	65,362	61,094
Research and development	2,020	1,989	9,399	10,369
Sales, marketing and support	5,252	4,863	20,925	23,198
General and administrative	5,760	5,124	18,899	24,656
Goodwill impairment charge	—	—	5,333	—
Intangible asset impairment charge	—	—	657	—
Total costs and expenses	43,653	35,222	149,724	144,475
(Loss) income from operations	(12,198)	769	(17,345)	(5,725)
Interest income	986	709	3,646	1,507
Interest expense	1	—	1	3
Other (expense) income, net	(821)	(789)	(1,404)	772
(Loss) income from continuing operations before income tax expense (benefit)	(12,034)	689	(15,104)	(3,449)
Income tax expense (benefit) from continuing operations	159	(99)	318	546
Net (loss) income from continuing operations	$(12,193)	$788	$(15,422)	$(3,995)
Net (loss) income from discontinued operations, net of tax	—	(36)	—	28,025
Net (loss) income	$(12,193)	$752	$(15,422)	$24,030

Net (loss) income from continuing operations per common share
Basic	$(0.63)	$0.04	$(0.81)	$(0.21)
Diluted	$(0.63)	$0.04	$(0.81)	$(0.21)

Net income from discontinued operations per common share
Basic	$—	$—	$—	$1.50
Diluted	$—	$—	$—	$1.50

Net (loss) income per common share
Basic	$(0.63)	$0.04	$(0.81)	$1.29
Diluted	$(0.63)	$0.04	$(0.81)	$1.29

Weighted average number of common shares outstanding:
Basic	19,250	18,805	19,130	18,632
Diluted	19,250	18,982	19,130	18,632

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Cash, cash equivalents and marketable securities	$69,771	76,736
Accounts receivable, net	25,670	27,427
Inventories, net	19,046	22,730
Other current assets and contract assets	4,331	3,067
Total current assets	118,818	129,960
Property and equipment, net	47,680	53,118
Goodwill	—	5,308
Intangible assets, net	1,194	404
Right of use assets	1,068	2,168
Other non-current assets and contract assets	3,618	5,037
Non-current deferred income tax asset	256	259
Total assets	$172,634	$196,254
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$22,412	34,228
Deferred revenue	1,774	1,365
Current operating lease liability	786	1,532
Total current liabilities	24,972	37,125
Long-term operating lease liability	289	636
Non-current deferred income tax liability	1	55
Stockholders’ equity	147,372	158,438
Total liabilities and stockholders’ equity	$172,634	$196,254

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME FROM CONTINUING OPERATIONS TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net (loss) income from continuing operations - GAAP	$(12,193)	$788	$(15,422)	$(3,995)
Income tax expense (benefit)	159	(99)	318	546
Interest income, net	(985)	(709)	(3,645)	(1,504)
Depreciation and amortization	3,319	3,408	13,438	13,408
Non-GAAP EBITDA from continuing operations	(9,700)	3,388	(5,311)	8,455
Stock-based compensation expense	645	729	2,078	2,949
Goodwill impairment charge	—	—	5,333	—
Long-lived assets impairment charge	—	—	657	—
Disposal of a discontinued project	2,099	—	2,099	—
Loss on an unfavorable future contract	337	—	337	—
Employee termination and other variable costs	—	(62)	—	1,931
Executive separation costs	—	—	—	539
Transaction-related and other variable legal and advisory fees	41	—	275	484
Irregular inventory write-down	5,225	—	5,225	—
Excess purchase order obligations	3,569	—	3,569	—
Loss (gain) on sale of a subsidiary	53	(51)	53	(682)
Foreign exchange transaction loss (gain)	15	492	33	(517)
Non-GAAP adjusted EBITDA from continuing operations	$2,284	$4,496	$14,348	$13,159